Exhibit 99.1

East West Bancorp, Inc. 135 N. Los Robles Ave., 7th Fl. Pasadena, CA 91101 Tel. 626.768.6800 Fax 626.817.8838

FOR FURTHER INFORMATION AT THE COMPANY:

Irene Oh
Chief Financial Officer
(626) 768-6360

EAST WEST BANCORP REPORTS 46% INCREASE IN EARNINGS FOR THE SECOND QUARTER 2010 TO $36.3 MILLION AND NONPERFORMING ASSETS TO TOTAL ASSETS BELOW 1.00%

Pasadena, CA – July 27, 2010 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, one of the nation’s premier regional banks, today reported financial results for the second quarter of 2010. For the second quarter of 2010, net income was $36.3 million or $0.21 per diluted share.

“For the second quarter, East West increased net income 46% from $24.9 million in the previous quarter to $36.3 million. This continued profitability was driven by our improving asset quality, our ability to integrate the United Commercial Bank acquisition quickly and efficiently and the strong performance of our franchise,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “I am pleased to report that our credit indicators continue to trend in a positive direction. Quarter over quarter, our provision for loan losses decreased by $21.2 million or 28% and net charge-offs decreased $8.7 million or 14%.  Further, our nonperforming assets to total assets ratio has remained below 1% for three consecutive quarters.”

Ng stated, “During the quarter, we acquired Washington First International Bank through an FDIC-assisted transaction and strengthened our operations in the greater Seattle area.  This strategically attractive acquisition increased our market share in the Seattle region in a cost-effective, immediately accretive way.”

“For the remainder of 2010, East West will focus on growing our revenue and profitability and reinvesting in our business while remaining disciplined on expenses. For the past three consecutive quarters we have increased our profitability and expect to continue to do so for the remainder of 2010,” concluded Ng.

Second Quarter 2010 Highlights

•
Second Quarter Earnings – For the second quarter 2010, net income was $36.3 million, an increase of $11.4 million over net income of $24.9 million reported in the first quarter of 2010 and an increase of $128.4 million over a net loss of $92.1 million reported in the second quarter of 2009.

•
Acquisition of Washington First International Bank – East West acquired the banking operations of Seattle-based Washington First International Bank (WFIB) in a purchase and assumption agreement with the Federal Deposit Insurance Corporation (FDIC) on June 11, 2010. East West acquired total assets of $492.6 million, including $313.9 million of loans (net of purchase accounting adjustments) and assumed $395.9 million in deposits.

•
Net Charge-offs Down 14% from Q1 2010, Down 59% from Q2 2009 – Net charge-offs declined to $55.2 million, a decrease of $8.7 million or 14% from the prior quarter and a decrease of $78.7 million or 59% from the second quarter of 2009.

•	Nonperforming Assets to Total Assets Below 1% – Nonperforming assets remain low at $195.6 million, or 0.98% of total assets, a decline of 51 basis points from June 30, 2009.

•
Strong Core Deposit Growth – Core deposits grew to a record $8.2 billion as of June 30, 2010, an increase of $444.1 million or 6% from March 31, 2010. At June 30, 2010 core deposits from WFIB totaled $84.2 million. Excluding the impact of the WFIB acquisition, East West grew core deposits by $359.9 million or 5% from March 31, 2010.

•
Strong Net Interest Margin – The net interest margin for the quarter totaled 4.66%. Excluding discount accretion on covered loan dispositions and recoveries, the net interest margin totaled 3.98% for the quarter, compared to 2.98% in the second quarter of 2009. (See reconciliation of the GAAP financial measure to this non-GAAP financial measure in the tables attached.)

•
Strong Capital Levels – As of June 30, 2010, East West’s Tier 1 risk-based capital and total risk-based capital ratios were 18.9% and 20.8%, respectively, significantly higher than the well capitalized requirements of 6% and 10%, respectively.

Management Guidance

The Company is providing guidance for the third quarter of 2010. Management currently estimates that fully diluted earnings per share for the third quarter of 2010 will range from $0.19 to $0.22 per diluted share. This EPS guidance is based on the following assumptions:

•	Flat balance sheet growth
•	A stable interest rate environment and a net interest margin between 3.98% and 4.02%, excluding the impact of discount accretion on covered loan dispositions and recoveries
•	Provision for loan losses of approximately $35 million to $40 million for the quarter
•	Noninterest expense of approximately $105 million, net of FDIC reimbursable items
•	Effective tax rate of approximately 37%

FDIC-Assisted Acquisition of Washington First International Bank

On June 11, 2010, East West acquired the banking operations of Seattle-based WFIB in a purchase and assumption agreement with the FDIC. East West acquired total assets of $492.6 million and assumed $395.9 million in deposits, net of purchase accounting adjustments. This strategically attractive transaction expands East West’s footprint in the greater Seattle area, enhancing our ability to increase operating efficiencies and grow our customer base in this region.

In connection with the acquisition, East West entered into a loss-sharing agreement with the FDIC that covers approximately $420.0 million in loans and real estate owned. Pursuant to the terms of the loss-sharing arrangement, the FDIC is obligated to reimburse the Bank for 80% of all eligible losses on covered assets. As a result of this transaction, East West recorded a pre-tax gain of $19.5 million.

The integration of WFIB is progressing smoothly and we are on target for full integration of all systems by the end of October 2010.

All WFIB legacy loans were accounted for at fair value at the date of acquisition and recorded at a discount to book value. As such, losses that East West expects to incur have already been written off and considered in the fair value of loans acquired as of June 11, 2010.

A summary of the net assets received from the FDIC is as follows:

June 11, 2010
(in thousands)
Assets
Cash and cash equivalents	$67,186
Investment securities	37,532
Core deposit intangible	3,065
Loans covered by FDIC loss sharing (gross balance $395,156 and shown net of discount of $84,174)	310,982
Loans not covered by FDIC loss sharing	2,869
FDIC indemnification asset	41,131
Other real estate owned covered, net	23,443
Other Assets	6,380
Total Assets Acquired	$492,588
Liabilities
Deposits	395,910
FHLB Advances	65,348
Securities sold under repurchase agreements	1,937
Other Liabilities	9,917
Total Liabilities Assumed	$473,112
Net assets acquired	$19,476

Balance Sheet Summary

At June 30, 2010 total assets were $20.0 billion compared to $20.3 billion at March 31, 2010, and $12.7 billion at June 30, 2009. The decrease in total assets quarter over quarter was driven by prepayments on FHLB advances of $740.0 million, sales of consumer student loans of $227.3 million and sales of fixed rate investment securities of $208.7 million.

Gross loans at June 30, 2010 totaled $13.7 billion, compared to $13.8 billion at March 31, 2010. Noncovered loan balances decreased $82.7 million during the quarter to $8.5 billion as of June 30, 2010. During the quarter, growth in commercial loans of $84.1 million and single family loans of $71.7 million was offset by decreases in consumer loans resulting from the sale of student loans and paydowns on commercial real estate, construction and land loans.

Covered loans totaled $5.3 billion at June 30, 2010, as compared to $5.2 billion at March 31, 2010. The increase in covered loans was a result of the addition of $311.0 million in loans from the acquisition of WFIB, partially offset by a reduction in loan balances from United Commercial Bank.

Deposit balances totaled $14.9 billion at June 30, 2010, compared to $14.6 billion at March 31, 2010. During the quarter East West assumed $395.9 million in deposits from the acquisition of WFIB, reduced brokered deposits by $174.5 million and increased deposits organically by $90.6 million. Total core deposits increased to a record $8.2 billion as of June 30, 2010, or an increase of $444.1 million or 6% from March 31, 2010. The average cost of deposits decreased to 0.80% for the second quarter, an improvement of 13 basis points from the first quarter of 2010 and an improvement of 67 basis points from the second quarter of 2009.

During the second quarter of 2010, East West continued to execute on its strategy to lower borrowing costs, prepaying $740.0 million in FHLB advances with an average cost of 1.72% during the quarter. As of June 30, 2010, FHLB advances totaled $1.0 billion, a decline of $747.4 million or 42% from March 31, 2010. As a result of the prepayments, East West incurred a prepayment penalty of $3.9 million, net of purchase accounting adjustments recorded, which is included in noninterest expense. The average cost of funds decreased to 1.17% for the second quarter of 2010, down 11 basis points from the first quarter of 2010 and down 95 basis points from the second quarter of 2009.

Second Quarter 2010 Operating Results

Net Interest Income

Despite a prolonged and challenging low interest rate environment, net interest income has remained stable. As previously discussed, East West has grown low-cost core deposits, reducing the cost of deposits to 0.80% for the second quarter of 2010, down from 0.93% in the first quarter of 2010. Further, East West prepaid higher-cost FHLB advances, improving the cost of funds.

Included in net interest income is discount accretion on early payoffs and recoveries on covered loans of $29.8 million in the second quarter of 2010, compared to $81.3 million in the first quarter of 2010. Excluding the impact of discount accretion, the net interest margin was 3.98% for the second quarter of 2010, compared to 4.02% in the prior quarter and an increase from 2.98% in the second quarter of 2009.

The adjustments to net interest income are summarized in the table below:

Reconciliation of Net Interest Income to Adjusted Net Interest Income

	June 30, 2010		March 31, 2010
	Interest	Yield	Interest	Yield
Net interest income and net interest margin	$203,623	4.66%	$261,724	5.92%
Less yield adjustment related to:
Covered loan disposition and recoveries	29,755		81,343
Repurchase agreement termination gain	-		2,536
Total yield adjustment	29,755		$83,879
Net interest income and net interest margin, excluding
yield adjustment	$173,868	3.98%	$177,845	4.02%

Noninterest Income

Noninterest income for the second quarter totaled $35.7 million, compared to a loss of $8.5 million in the first quarter of 2010 and a loss of $26.2 million in the second quarter of 2009. The loss in the first quarter of 2010 was primarily due to a $43.6 million decrease in the FDIC indemnification asset and receivable compared to a $9.4 million decrease in the second quarter of 2010. The decreases in the FDIC indemnification asset and receivable in both the first and second quarters are primarily due to early payoffs on covered loans, resulting in a net reduction in the FDIC indemnification asset and receivable. The loss in the second quarter of 2009 was primarily due to impairment losses on investment securities of $37.4 million compared to $4.6 million of impairment losses in the second quarter of 2010.

As previously mentioned, during the second quarter we sold $227.3 million in student loans and $208.7 million in fixed rate investment securities at gains of $8.1 million and $5.8 million, respectively. Noninterest income for the second quarter also included a gain of $19.5 million as a result of the acquisition of WFIB.

During the second quarter we recorded impairment losses on investment securities totaling $4.6 million, of which $2.4 million was recorded on pooled trust preferred securities and $2.2 million was recorded on agency preferred stock. As of June 30, 2010, the agency preferred stock was written down to zero.

As compared to the second quarter of 2009, branch fees increased by $3.2 million or 65%, letters of credit fees and commissions increased $935 thousand or 48%, and ancillary loan fees increased $1.0 million or 75%, primarily due to the acquisition of UCB. Excluding the impact of the decrease in the FDIC indemnification asset and receivable, gains on sales of investment securities and loans, gain on acquisition, and impairment charges on investment securities, noninterest income for the second quarter totaled $16.4 million, a $6.8 million or a 71% increase as compared to the second quarter of 2009. See reconciliation of the GAAP financial measure to this non-GAAP financial measure in the tables attached.  A summary of these second quarter 2010 noninterest income items is detailed below:

Quarter Ended
June 30, 2010
Noninterest income	$35,685
Add:
Impairment loss on investment securities	4,642
Net gain on sale of investment securities	(5,847)
Net gain on sale of loans	(8,073)
Gain on acquisition	(19,476)
Decrease in FDIC indemnification asset and FDIC receivable	9,424
Operating noninterest income	$16,355

Noninterest Expense

Noninterest expense totaled $125.3 million for the second quarter of 2010 compared to $138.9 million for the first quarter of 2010. Second quarter noninterest expense includes $28.7 million of expenses that are either not expected to be ongoing expenses in future quarters or are reimbursable from the FDIC, as detailed in the table below:

Quarter Ended
June 30, 2010
Noninterest Expense:	$125,318
Prepayment penalty for FHLB advances	3,900
Expenses related to the integration of UCB	3,602

Expenses for UCB covered assets, reimbursable from the FDIC:
OREO expenses	15,258
Loan related expenses	4,062
Legal expenses	1,877
Total reimbursable expenses on covered assets	21,197
Noninterest expense excluding prepayment penalty on FHLB advances, integration costs related to the acqusition of UCB, and reimbursable expenses	$96,619

Included in noninterest expense are integration expenses of $3.6 million, of which $1.5 million is related to severance costs. In addition, under the loss share agreement with the FDIC, 80% of eligible expenses on covered assets are reimbursable from the FDIC. In the second quarter, we incurred $26.5 million in expenses on covered loans and REO assets, 80%, or $21.2 million of which we expect to be reimbursed by the FDIC. As discussed above, East West also prepaid $740.0 million in FHLB advances and paid a prepayment penalty of $3.9 million. Management anticipates that in the third quarter of 2010, noninterest expense will total approximately $105 million, net of FDIC reimbursable items.

The effective tax rate for the second quarter was 38.1% compared to 41.1% in the prior year period. The effective tax rate is reduced from the statutory tax rate primarily due to the utilization of tax credits related to affordable housing investments.

Credit Management

Credit indicators have continued to be strong. Nonperforming assets have remained low at $195.6 million as of June 30, 2010. Nonperforming assets, excluding covered assets, to total assets was 0.98% at June 30, 2010, compared to 1.49% of total assets at June 30, 2009. Nonperforming assets, excluding covered assets, as of June 30, 2010 included nonaccrual loans totaling $179.1 million and REO assets totaling $16.6 million.

The provision for loan losses was $55.3 million for the second quarter of 2010, a decrease of $21.2 million or 28% compared to the previous quarter and a decrease of $96.2 million or 64% from the second quarter of 2009. Total net charge-offs fell to $55.2 million for the second quarter, a decrease of $8.7 million or 14% from the previous quarter and a decrease of $78.7 million or 59% from the second quarter of 2009. Management expects that the provision for loan losses and net charge-offs will continue to decrease for the second half of 2010 and range from $35 million to $40 million for the third quarter of 2010.

Credit metrics on our seasoned commercial real estate portfolio have remained strong. Nonperforming commercial real estate loans were 0.52% of total commercial real estate loans as of June 30, 2010 and net charge-offs on commercial real estate loans were 1.34% of total average commercial real estate loans (annualized) for the second quarter. Further, land and construction loan balances are down to only 5% of total gross loans receivable.

Notwithstanding the improvements noted above, we have maintained a strong allowance for loan losses at $249.5 million or 2.94% of non-covered loans receivable at June 30, 2010, to cover inherent losses in the portfolio, as compared to allowance for loan losses of $250.5 million or 2.93% at March 31, 2010 and $223.7 million or 2.62% of outstanding loans at June 30, 2009.

All loans acquired from UCB and WFIB were recorded at estimated fair value as of the acquisition dates. East West entered into loss sharing agreements with the FDIC that covers future losses incurred on nearly all the UCB and WFIB legacy loans. As of June 30, 2010, we believe no allowance is required for these covered loans.

Capital Strength

Capital Strength
(Dollars in millions)
		Well Capitalized Regulatory Requirement		Total Excess Above Well Capitalized Requirement

	June 30, 2010

Tier 1 leverage capital ratio	10.5%	5.00%		$1,077
Tier 1 risk-based capital ratio	18.9%	6.00%		1,397
Total risk-based capital ratio	20.8%	10.00%		1,175
Tangible common equity to tangible asset	7.90%	N/A		N/A
Tangible common equity to risk weighted assets ratio	14.2%	4.00	% *	1,110

*As there is no stated regulatory guideline for this ratio, the SCAP guideline of 4.00% tangible common equity has been used.

East West remains committed to maintaining strong capital levels that exceed regulatory requirements. As of the end of the second quarter of 2010, our Tier 1 leverage capital ratio increased to 10.5%, Tier 1 risk-based capital ratio totaled 18.9% and the total risk-based capital ratio totaled 20.8%. East West exceeds well capitalized requirements for all regulatory guidelines by over $1.0 billion.

Dividend Payout

East West’s Board of Directors has declared third quarter dividends on the common stock and Series A Preferred Stock. The common stock cash dividend of $0.01 is payable on or about August 24, 2010 to shareholders of record on August 10, 2010. The dividend on the Series A Preferred Stock of $20.00 per share is payable on August 1, 2010 to shareholders of record on July 15, 2010.

About East West

East West Bancorp is a publicly owned company with $20.0 billion in assets and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent commercial banks headquartered in California with over 130 locations worldwide, including the U.S. markets of California, New York, Georgia, Massachusetts, Texas and Washington. In Greater China, East West’s presence includes a full service branch in Hong Kong and representative offices in Beijing, Shanghai, Shenzhen and Taipei.  Through a wholly-owned subsidiary bank, East West’s presence in Greater China also includes full service branches in Shanghai and Shantou and representative offices in Beijing and Guangzhou. For more information on East West Bancorp, visit the Company's website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 (See Item I -- Business, and Item 7 -- Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; and regional and general economic conditions.  Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in event.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)

	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$1,185,944	$835,141
Short-term investments	447,168	510,788
Securities purchased under resale agreements	230,000	227,444
Investment securities	2,077,011	2,564,081
Loans receivable, excluding covered loans (net of allowance for
loan losses of $249,462 and $238,833)	8,177,966	8,246,685
Covered loans	5,275,492	5,598,155
Total loans receivable, net	13,453,458	13,844,840
Federal Home Loan Bank and Federal Reserve stock	223,395	217,002
FDIC indemnification asset	947,011	1,091,814
Other real estate owned, net	16,562	13,832
Other real estate owned covered, net	113,999	44,273
Premiums on deposits acquired, net	86,106	89,735
Goodwill	337,438	337,438
Other assets	849,229	782,824
Total assets	$19,967,321	$20,559,212

Liabilities and Stockholders' Equity
Deposits	$14,918,694	$14,987,613
Federal Home Loan Bank advances	1,022,011	1,805,387
Securities sold under repurchase agreements	1,051,192	1,026,870
Subordinated debt and trust preferred securities	235,570	235,570
Other borrowings	35,504	67,040
Accrued expenses and other liabilities	365,386	152,073
Total liabilities	17,628,357	18,274,553
Stockholders' equity	2,338,964	2,284,659
Total liabilities and stockholders' equity	$19,967,321	$20,559,212
Book value per common share	$13.31	$14.47
Number of common shares at period end	147,939	109,963

Ending Balances
	June 30, 2010	December 31, 2009
Loans receivable
Real estate - single family	$1,033,155	$930,840
Real estate - multifamily	985,194	1,025,849
Real estate - commercial	3,500,273	3,606,179
Real estate - land	297,364	370,394
Real estate - construction	354,547	458,292
Commercial	1,528,863	1,512,709
Consumer	774,746	624,784
Total loans receivable, excluding covered loans	8,474,142	8,529,047
Covered loans	5,275,492	5,598,155
Total loans receivable	13,749,634	14,127,202
Unearned fees, premiums and discounts	(46,714)	(43,529)
Allowance for loan losses	(249,462)	(238,833)
Net loans receivable	$13,453,458	$13,844,840

Deposits
Noninterest-bearing demand	$2,396,087	$2,291,259
Interest-bearing checking	685,572	667,177
Money market	4,162,128	3,138,866
Savings	946,043	991,520
Total core deposits	8,189,830	7,088,822
Time deposits	6,728,864	7,898,791
Total deposits	$14,918,694	$14,987,613

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2010	March 31, 2010	June 30, 2009

Interest and dividend income	$253,533	$318,703	$146,333
Interest expense	(49,910)	(56,979)	(58,073)
Net interest income before provision for loan losses	203,623	261,724	88,260
Provision for loan losses	(55,256)	(76,421)	(151,422)
Net interest income after provision for loan losses	148,367	185,303	(63,162)
Noninterest income (loss)	35,685	(8,451)	(26,199)
Noninterest expense	(125,318)	(138,910)	(57,912)
Income (loss) before benefit for income taxes	58,734	37,942	(147,273)
Provision (benefit) for income taxes	22,386	13,026	(60,548)
Net income (loss) before extraordinary item	36,348	24,916	(86,725)
Extraordinary item, net of tax	-	-	(5,366)
Net income (loss) after extraordinary item	$36,348	$24,916	$(92,091)
Preferred stock dividend, inducement, and amortization of preferred stock discount	(6,147)	(6,138)	(23,623)
Net income (loss) available to common stockholders	$30,201	$18,778	$(115,714)
Net income (loss) per share, basic	$0.21	$0.17	$(1.83)
Net income (loss) per share, diluted	$0.21	$0.13	$(1.83)
Shares used to compute per share net loss:
- Basic	146,372	109,961	63,105
- Diluted	147,131	146,865	63,105

	Quarter Ended
	June 30, 2010	March 31, 2010	June 30, 2009
Noninterest income (loss):
Decrease in FDIC indemnification asset and FDIC receivable	$(9,424)	$(43,572)	$-
Impairment loss on investment securities	(4,642)	(4,799)	(37,447)
Net gain on sale of investment securities	5,847	16,111	1,680
Gain on acquisition	19,476	8,095	-
Branch fees	8,219	8,758	4,991
Net gain on sale of loans	8,073		3
Letters of credit fees and commissions	2,865	2,740	1,930
Ancillary loan fees	2,369	1,689	1,356
Other operating income	2,902	2,527	1,288
Total noninterest income (loss)	$35,685	$(8,451)	$(26,199)

Noninterest expense:
Compensation and employee benefits	$41,579	$50,779	$16,509
Other real estate owned expense	20,983	18,012	8,682
Occupancy and equipment expense	13,115	11,944	6,297
Legal expense	6,183	2,907	1,755
Prepayment penalty for FHLB advances	3,900	9,932	-
Deposit insurance premiums and regulatory assessments	4,528	11,581	9,568
Amortization of premiums on deposits acquired	3,310	3,384	1,092
Data processing	3,046	2,482	1,141
Amortization of investments in affordable housing partnerships	2,638	3,037	1,652
Consulting expense	1,919	2,141	672
Loan related expenses	5,254	2,997	1,642
Other operating expense	18,863	19,714	8,902
Total noninterest expense	$125,318	$138,910	$57,912

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Year To Date
	June 30, 2010	June 30, 2009

Interest and dividend income	$572,236	$291,256
Interest expense	(106,889)	(123,315)
Net interest income before provision for loan losses	465,347	167,941
Provision for loan losses	(131,677)	(229,422)
Net interest income after provision for loan losses	333,670	(61,481)
Noninterest income (loss)	27,234	(12,405)
Noninterest expense	(264,228)	(109,318)
Income (loss) before benefit for income taxes	96,676	(183,204)
Provision (benefit) for income taxes	35,412	(74,013)
Net loss before extraordinary item	61,264	(109,191)
Extraordinary item, net of tax	-	(5,366)
Net income (loss) after extraordinary item	$61,264	$(114,557)
Preferred stock dividend, inducement, and amortization of preferred stock discount	(12,285)	(32,366)
Net income (loss) available to common stockholders	$48,979	$(146,923)
Net income (loss) per share, basic	$0.40	$(2.33)
Net income (loss) per share, diluted	$0.34	$(2.33)
Shares used to compute per share net loss:
- Basic	123,445	63,052
- Diluted	142,143	63,052

	Year To Date
	June 30, 2010	June 30, 2009
Noninterest income (loss):
Decrease in FDIC indemnification asset and FDIC receivable	$(52,996)	$-
Impairment loss on investment securities	(9,441)	(37,647)
Net gain on sale of investment securities	21,958	5,201
Gain on acquisition	27,571	-
Branch fees	16,977	9,784
Net gain on sale of loans	8,073	11
Letters of credit fees and commissions	5,605	3,784
Ancillary loan fees	4,058	3,585
Other operating income	5,429	2,877
Total noninterest income (loss)	$27,234	$(12,405)

Noninterest expense:
Compensation and employee benefits	$92,358	$33,617
Other real estate owned expense	38,995	15,713
Occupancy and equipment expense	25,059	13,688
Deposit insurance premiums and regulatory assessments	16,109	12,893
Prepayment penalty for FHLB advances	13,832	-
Legal expense	9,090	3,533
Amortization of premiums on deposits acquired	6,694	2,217
Amortization of investments in affordable housing partnerships	5,675	3,412
Data processing	5,528	2,283
Consulting expense	4,060	1,120
Loan related expenses	8,251	3,077
Other operating expense	38,577	17,765
Total noninterest expense	$264,228	$109,318

EAST WEST BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES RECAP
(In thousands)
(unaudited)
	Quarter Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
LOANS
Allowance balance, beginning of period	$250,517	$238,833	$230,650	$223,700	$195,450
Allowance for unfunded loan commitments and letters of credit	(1,115)	(808)	(1,161)	(1,051)	1,442
Provision for loan losses	55,256	76,421	140,000	159,244	151,422
Impact of desecuritization	-	-	-	-	9,262

Net Charge-offs:
Real estate - single family	3,257	3,426	7,083	8,034	14,058
Real estate - multifamily	7,552	4,860	8,425	7,231	2,256
Real estate - commercial	11,836	8,201	13,305	23,105	12,472
Real estate - land	9,765	26,828	20,390	39,988	33,183
Real estate - residential construction	3,086	11,642	48,919	32,535	30,634
Real estate - commercial construction	8,548	2,029	21,355	23,051	28,602
Commercial	10,563	6,422	5,789	14,956	11,577
Trade finance	(88)	(54)	2,569	2,256	774
Consumer	677	575	2,821	87	320
Total net charge-offs (recovery)	55,196	63,929	130,656	151,243	133,876
Allowance balance, end of period	$249,462	$250,517	$238,833	$230,650	$223,700

UNFUNDED LOAN COMMITMENTS AND LETTERS OF CREDIT:
Allowance balance, beginning of period	$8,927	$8,119	$6,958	$5,907	$7,349
Provision for unfunded loan commitments and letters of credit	1,115	808	1,161	1,051	(1,442)
Allowance balance, end of period	$10,042	$8,927	$8,119	$6,958	$5,907
GRAND TOTAL, END OF PERIOD	$259,504	$259,444	$246,952	$237,608	$229,607

Nonperforming assets to total assets (1)	0.98%	0.89%	0.91%	1.84%	1.49%
Allowance for loan losses to total gross non-covered loans at end of period	2.94%	2.93%	2.80%	2.74%	2.62%
Allowance for loan losses and unfunded loan commitments to total gross non-covered loans at end of period	3.06%	3.03%	2.90%	2.82%	2.69%
Allowance to non-covered nonaccrual loans at end of period	139.31%	143.62%	137.91%	112.82%	137.94%
Nonaccrual loans to total loans (2)	1.30%	1.27%	1.23%	2.43%	1.90%

(1) Nonperforming assets excludes covered loans and REOs. Total assets includes covered assets.
(2) Nonaccrual loans excludes covered loans. Total loans includes covered loans.

EAST WEST BANCORP, INC
TOTAL NON-PERFORMING ASSETS, EXCLUDING COVERED ASSETS
(in thousands)
(unaudited)
AS OF JUNE 30, 2010
	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans	REO Assets	Total Non-Performing Assets
Loan Type
Real estate - single family	$14,835	$-	$14,835	$395	$15,230
Real estate - multifamily	13,180	5,521	18,701	3,131	21,832
Real estate - commercial	15,778	2,569	18,347	7,047	25,394
Real estate - land	43,775	5,292	49,067	2,541	51,608
Real estate - residential construction	1,454	23,370	24,824	2,272	27,096
Real estate - commercial construction	22,997	449	23,446	830	24,276
Commercial	19,310	8,994	28,304	-	28,304
Trade Finance	-	-	-	-	-
Consumer	1,436	104	1,540	346	1,886
Total	$132,765	$46,299	$179,064	$16,562	$195,626

AS OF MARCH 31, 2010
	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans	REO Assets	Total Non-Performing Assets
Loan Type
Real estate - single family	$13,673	$-	$13,673	$-	$13,673
Real estate - multifamily	12,444	4,780	17,224	712	17,936
Real estate - commercial	28,484	4,127	32,611	2,979	35,590
Real estate - land	27,077	32,266	59,343	2,007	61,350
Real estate - residential construction	3,188	782	3,970	379	4,349
Real estate - commercial construction	15,066	9,652	24,718	830	25,548
Commercial	7,209	13,722	20,931	-	20,931
Trade Finance	-	505	505	-	505
Consumer	1,218	234	1,452	-	1,452
Total	$108,359	$66,068	$174,427	$6,907	$181,334

AS OF DECEMBER 31, 2009
	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans	REO Assets	Total Non-Performing Assets
Loan Type
Real estate - single family	$3,262	$-	$3,262	$264	$3,526
Real estate - multifamily	10,631	-	10,631	2,118	12,749
Real estate - commercial	11,654	18,450	30,104	5,687	35,791
Real estate - land	27,179	42,666	69,845	4,393	74,238
Real estate - residential construction	17,179	-	17,179	540	17,719
Real estate - commercial construction	-	17,132	17,132	830	17,962
Commercial	8,002	16,765	24,767	-	24,767
Trade Finance	-	-	-	-	-
Consumer	114	146	260	-	260
Total	$78,021	$95,159	$173,180	$13,832	$187,012

AS OF JUNE 30, 2009
	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans	REO Assets	Total Non-Performing Assets
Loan Type
Real estate - single family	$5,181	$-	$5,181	$4,921	$10,102
Real estate - multifamily	7,938	-	7,938	281	8,219
Real estate - commercial	19,786	4,590	24,376	2,887	27,263
Real estate - land	35,660	1,656	37,316	13,307	50,623
Real estate - residential construction	46,176	-	46,176	4,154	50,330
Real estate - commercial construction	20,629	-	20,629	-	20,629
Commercial	8,034	8,067	16,101	626	16,727
Trade Finance	3,706	-	3,706	211	3,917
Consumer	339	412	751	801	1,552
Total	$147,449	$14,725	$162,174	$27,188	$189,362

EAST WEST BANCORP, INC.
QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
(In thousands)
(unaudited)

	Quarter Ended
	June 30, 2010			June 30, 2009
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments and interest bearing deposits in other banks	$948,361	$1,502	0.64%	$876,386	$2,509	1.15%
Securities purchased under resale agreements	455,743	2,630	2.28%	51,374	1,292	9.95%
Investment securities (2)	2,202,676	14,741	2.68%	2,612,998	30,440	4.67%
Loans receivable	8,556,680	116,916	5.48%	8,244,850	111,669	5.43%
Loans receivable - covered	5,137,863	116,867	9.12%	-	-	-
Federal Home Loan Bank and Federal Reserve Bank stocks	224,473	877	1.56%	123,514	545	1.76%
Total interest-earning assets	17,525,796	253,533	5.80%	11,909,122	146,455	4.93%

Noninterest-earning assets:
Cash and due from banks	603,907			113,853
Allowance for loan losses	(255,904)			(198,802)
Other assets	2,012,470			794,849
Total assets	$19,886,269			$12,619,022

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Checking accounts	663,936	527	0.32%	356,756	324	0.36%
Money market accounts	3,968,293	8,336	0.84%	1,822,470	6,140	1.35%
Savings deposits	961,374	1,274	0.53%	415,828	659	0.64%
Time deposits	6,714,972	18,995	1.13%	4,548,935	23,767	2.10%
Federal Home Loan Bank advances	1,238,400	6,175	2.00%	1,273,640	13,142	4.14%
Securities sold under repurchase agreements	1,042,305	12,045	4.57%	1,006,614	12,004	4.72%
Subordinated debt and trust preferred securities	235,570	1,591	2.67%	235,570	2,034	3.42%
Other borrowings	49,785	967	7.68%	4,849	3	0.24%
Total interest-bearing liabilities	14,874,635	49,910	1.35%	9,664,662	58,073	2.41%

Noninterest-bearing liabilities:
Demand deposits	2,300,228			1,300,676
Other liabilities	400,783			123,431
Stockholders' equity	2,310,623			1,530,253
Total liabilities and stockholders' equity	$19,886,269			$12,619,022

Interest rate spread			4.45%			2.52%

Net interest income and net interest margin		$203,623	4.66%		$88,382	2.98%

Net interest income and net interest margin adjusted (3)		$173,868	3.98%

(1) Annualized
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(3) Amounts exclude yield adjustment related to covered loan disposition and recoveries of $29,755 for the three months ended June 30, 2010.

EAST WEST BANCORP, INC.
YEAR TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
(In thousands)
(unaudited)

	Year To Date
	June 30, 2010			June 30, 2009
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments and interest bearing deposits in other banks	$1,119,912	$5,043	0.91%	$804,379	$5,485	1.38%
Securities purchased under resale agreements	358,074	8,893	4.94%	50,691	2,542	9.97%
Investment securities (2)	2,194,322	34,931	3.21%	2,658,478	59,905	4.54%
Loans receivable	8,582,214	238,944	5.61%	8,221,143	222,485	5.46%
Loans receivable - covered	5,256,293	282,783	10.85%	-	-	-
Federal Home Loan Bank and Federal Reserve Bank stocks	223,097	1,656	1.48%	121,786	1,051	1.73%
Total interest-earning assets	17,733,912	572,250	6.51%	11,856,477	291,468	4.96%

Noninterest-earning assets:
Cash and due from banks	485,965			118,351
Allowance for loan losses	(254,700)			(192,465)
Other assets	2,195,865			775,633
Total assets	$20,161,042			$12,557,996

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Checking accounts	651,655	1,141	0.35%	358,492	717	0.40%
Money market accounts	3,716,606	16,302	0.88%	1,655,476	11,834	1.44%
Savings deposits	976,695	2,416	0.50%	413,046	1,361	0.66%
Time deposits	7,013,720	42,721	1.23%	4,681,241	54,051	2.33%
Federal Home Loan Bank advances	1,634,910	15,180	1.87%	1,279,323	27,019	4.26%
Securities sold under repurchase agreements	1,035,539	24,586	4.72%	1,002,621	23,876	4.74%
Subordinated debt and trust preferred securities	235,570	3,138	2.65%	235,570	4,451	3.76%
Other borrowings	74,893	1,405	3.73%	3,653	6	0.33%
Total interest-bearing liabilities	15,339,588	106,889	1.41%	9,629,422	123,315	2.58%

Noninterest-bearing liabilities:
Demand deposits	2,260,847			1,270,716
Other liabilities	258,399			122,326
Stockholders' equity	2,302,208			1,535,532
Total liabilities and stockholders' equity	$20,161,042			$12,557,996

Interest rate spread			5.10%			2.38%

Net interest income and net interest margin		$465,361	5.29%		$168,153	2.86%

Net interest income and net interest margin adjusted (3)		$351,728	4.00%

(1) Annualized
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(3) Amounts exclude yield adjustment related to covered loan disposition and recoveries of $111,097 and repurchase agreement termination gain of $2,536 for the six months ended June 30, 2010.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
(In thousands)
(unaudited)

Average Balances	Quarter Ended
	June 30, 2010	March 31, 2010	June 30, 2009
Loans receivable
Real estate - single family	$989,744	$931,318	$686,073
Real estate - multifamily	998,090	1,071,910	823,890
Real estate - commercial	3,530,045	3,601,112	3,516,257
Real estate - land	317,291	356,908	523,799
Real estate - construction	383,846	449,272	1,072,319
Commercial	1,492,560	1,472,451	1,387,257
Consumer	845,104	731,771	235,255
Total loans receivable, excluding covered loans	8,556,680	8,614,742	8,244,850
Covered loans	5,137,863	5,369,328	-
Total loans receivable	13,694,543	13,984,070	8,244,850
Investment securities	2,202,676	2,185,875	2,612,998
Earning assets	17,525,796	17,940,933	11,909,122
Total assets	19,886,269	20,398,717	12,619,022

Deposits
Noninterest-bearing demand	$2,300,228	$2,222,104	$1,300,676
Interest-bearing checking	663,936	636,039	356,756
Money market	3,968,293	3,464,234	1,822,470
Savings	961,374	992,186	415,828
Total core deposits	7,893,831	7,314,563	3,895,730
Time deposits	6,714,972	7,315,789	4,548,935
Total deposits	14,608,803	14,630,352	8,444,665
Interest-bearing liabilities	14,874,635	15,763,168	9,664,662
Stockholders' equity	2,310,623	2,293,712	1,530,253

Selected Ratios	Quarter Ended
	June 30, 2010	March 31, 2010	June 30, 2009
For The Period
Return on average assets	0.73%	0.49%	-2.92%
Return on average common equity	6.26%	4.71%	-43.81%
Interest rate spread (2)	4.45%	5.73%	2.52%
Net interest margin (2)	4.66%	5.92%	2.98%
Net interest margin adjusted (4)	3.98%	4.02%	2.98%
Yield on earning assets (2)	5.80%	7.20%	4.93%
Cost of deposits	0.80%	0.93%	1.47%
Cost of funds	1.17%	1.28%	2.12%
Noninterest expense/average assets (1)	2.32%	2.40%	1.75%
Efficiency ratio (3)	56.56%	58.45%	55.12%

(1) Excludes the amortization of intangibles, amortization and impairment loss of premiums on deposits acquired, amortization of investments in affordable housing partnerships and prepayment penalty for FHLB advances.

(2) Yields on certain securities have been adjusted upward to a "fully taxable equivalent" basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(3) Represents noninterest expense, excluding the amortization of intangibles, amortization and impairment loss of premiums on deposits acquired, investments in affordable housing partnerships and prepayment penalty for FHLB advances, divided by the aggregate of net interest income before provision for loan losses, excluding nonrecurring adjustments and noninterest income, excluding impairment loss on investment securities and gain on acquisition and the decrease in FDIC indemnification asset and FDIC receivable.

(4) ) Amounts exclude yield adjustment related to covered loan disposition and recoveries of $29,755 for the quarter ended June 30, 2010. and yield adjustment related to covered loan disposition of $74,439 for the quarter ended December 31, 2009.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
(In thousands)
(unaudited)

Average Balances	Year To Date
	June 30, 2010	June 30, 2009
Loans receivable
Real estate - single family	$961,800	$596,913
Real estate - multifamily	1,034,830	758,744
Real estate - commercial	3,563,975	3,491,166
Real estate - land	336,990	552,917
Real estate - construction	416,378	1,151,836
Commercial	1,479,533	1,437,732
Consumer	788,708	231,835
Total loans receivable, excluding covered loans	8,582,214	8,221,143
Covered loans	5,256,293	-
Total loans receivable	13,838,507	8,221,143
Investment securities	2,194,322	2,658,478
Earning assets	17,733,912	11,856,477
Total assets	20,161,042	12,557,996

Deposits
Noninterest-bearing demand	$2,260,847	$1,270,716
Interest-bearing checking	651,655	358,492
Money market	3,716,606	1,655,476
Savings	976,695	413,046
Total core deposits	7,605,803	3,697,730
Time deposits	7,013,720	4,681,241
Total deposits	14,619,523	8,378,971
Interest-bearing liabilities	15,339,588	9,629,422
Stockholders' equity	2,302,208	1,535,532

Selected Ratios	Year To Date
	June 30, 2010	June 30, 2009
For The Period
Return on average assets	0.61%	-1.82%
Return on average common equity	5.55%	-27.66%
Interest rate spread (2)	5.10%	2.38%
Net interest margin (2)	5.29%	2.86%
Net interest margin adjusted (4)	4.00%	2.86%
Yield on earning assets (2)	6.51%	4.96%
Cost of deposits	0.86%	1.64%
Cost of funds	1.22%	2.28%
Noninterest expense/average assets (1)	2.36%	1.65%
Efficiency ratio (3)	57.52%	53.51%

(1) Excludes the amortization of intangibles, amortization and impairment loss of premiums on deposits acquired, amortization of investments in affordable housing partnerships and prepayment penalty for FHLB advances.

(2) Yields on certain securities have been adjusted upward to a "fully taxable equivalent" basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(3) Represents noninterest expense, excluding the amortization of intangibles, amortization and impairment loss of premiums on deposits acquired, investments in affordable housing partnerships and prepayment penalty for FHLB advances, divided by the aggregate of net interest income before provision for loan losses, excluding nonrecurring adjustments and noninterest income, excluding impairment loss on investment securities and gain on acquisition and the decrease in FDIC indemnification asset and FDIC receivable.

(4) Amounts exclude yield adjustment related to covered loan disposition and recoveries of $111,097 and repurchase agreement termination gain of $2,536 for the six months ended June 30, 2010.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(Unaudited)

The tangible common equity to risk weighted asset and tangible common equity to tangible asset ratios is a non-GAAP disclosure. The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. As the use of tangible common equity to tangible asset is more prevalent in the banking industry and with banking regulators and analysts, we have included the tangible common equity to risk-weighted assets and tangible common equity to tangible asset ratios.

As of
June 30, 2010
Stockholders' Equity	$2,338,964
Less:
Preferred Equity	(369,695)
Goodwill and other intangible assets	(424,746)
Tangible common equity	$1,544,523

Risk-weighted assets	10,863,240

Tangible Common Equity to risk-weighted assets	14.2%

As of
June 30, 2010
Total assets	$19,967,321
Less:
Goodwill and other intangible assets	(424,746)
Tangible assets	$19,542,575

Tangible common equity to tangible asset ratio	7.90%

Operating noninterest income is a non-GAAP disclosure. The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. There are noninterest income line items that are non-core in nature. Operating noninterest income excludes such non-core noninterest income line items. The Company believes that presenting the operating noninterest income provides more clarity to the users of financial statements regarding the core noninterest income amounts.

Quarter Ended
June 30, 2010
Noninterest income	$35,685
Add:
Impairment loss on investment securities	4,642
Net gain on sale of investment securities	(5,847)
Net gain on sale of loans	(8,073)
Gain on acquisition	(19,476)
Decrease in FDIC indemnification asset and FDIC receivable	9,424
Operating noninterest income (non-GAAP)	$16,355

Quarter Ended
June 30, 2009
Noninterest income	$(26,199)
Add:
Impairment loss on investment securities	37,447
Net gain on sale of investment securities	(1,680)
Net gain on sale of loans	(3)
Gain on acquisition	-
Decrease in FDIC indemnification asset and FDIC receivable	-
Operating noninterest income (non-GAAP)	$9,565

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(Unaudited)

Operating noninterest expense is a non-GAAP disclosure. The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. There are noninterest expense line items that are non-core in nature. Operating noninterest expense excludes such non-core noninterest expense line items. The Company believes that presenting the operating noninterest expense provides more clarity to the users of financial statements regarding the core noninterest exepense amounts.

Quarter Ended
June 30, 2010
Noninterest Expense:	$125,318
Prepayment penalty for FHLB advances	3,900
Expenses related to the integration of UCB	3,602

Expenses for UCB covered assets, reimbursable from the FDIC:
OREO Expenses	15,258
Loan related expenses	4,062
Legal expenses	1,877
Total reimbursable expenses on covered assets	21,197
Noninterest expense excluding prepayment penalty on FHLB advances, integration costs related to the acqusition of UCB, and reimbursable expenses	$96,619

Quarter Ended
March 31, 2010
Noninterest Expense:	$138,910
Prepayment penalty for FHLB advances	9,932
Expenses related to the integration of UCB
Compensation and employee benefits	6,240
Other integration expenses	3,664
Total integration costs related to the acquisition of UCB that are not expected to be ongoing expenses in future quarters	9,904
REO expense for UCB covered assets, reimbursable from the FDIC	11,092
Non interest expense excluding prepayment penalty on FHLB advances, integration costs related to the acqusition of UCB, and reimbursable REO expenses	$107,982

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. For the second quarter of 2010, the quarter to date net interest income and net interest margin includes a yield adjustment of $29,755 related to covered loan disposition, the year to date net interest income and net interest margin includes a yield adjustment of $111,097 related to covered loan disposition and recoveries and repurchase agreement termination gain of $2,536. For the first quarter of 2010 net interest income and net interest margin includes a yield adjustment of $81,343 related to covered loan disposition and recoveries and repurchase agreement termination gain of $2,536. These amounts are nonrecurring in nature. As such, the Company believes that presenting the net interest income and net interest margin excluding these nonrecurring items provides additional clarity to the users of financial statements regarding the core net interest income and net interest margin.

	Quarter Ended June 30, 2010
	Average Volume	Interest	Yield
Total interest-earning assets	$17,525,796	$253,533	5.80%
Net interest income and net interest margin		$203,623	4.66%
Less yield adjustment related to:
Covered loan disposition and recoveries		29,755
Net interest income and net interest margin, excluding
yield adjustment		$173,868	3.98%

	Quarter Ended March 31, 2010
	Average Volume	Interest	Yield
Total interest-earning assets	$17,940,933	$318,717	7.20%
Net interest income and net interest margin		$261,724	5.92%
Less yield adjustment related to:
Covered loan disposition and recoveries		81,343
Repurchase agreement termination gain		2,536
Total yield adjustment		$83,879
Net interest income and net interest margin, excluding
yield adjustment		$177,845	4.02%